Exhibit 99.1

KCG Holdings, Inc. 545 Washington Boulevard Jersey City, New Jersey 07310 1 201 222 9400 tel 1 800 544 7508 toll free www.kcg.com

KNIGHT CAPITAL GROUP AND GETCO COMPLETE MERGER

JERSEY CITY, N.J. and CHICAGO, Ill. (July 1, 2013) – KCG Holdings, Inc. today announced the completion of the previously announced merger whereby Knight Capital Group, Inc. (NYSE: KCG) (“Knight”) and GETCO Holding Company, LLC (“GETCO”) have been combined as part of KCG Holdings, Inc., a new publicly traded holding company. The merger, which was announced on December 19, 2012, was approved by the respective stockholders and unitholders of both companies at special meetings held June 25, 2013.

“We’re pleased to announce the completion of a merger that brings together the exceptional talent of each business to create a leading global securities firm. KCG will connect investors and markets worldwide through agency execution, market making, and the operation of multi-asset class trading venues,” said Daniel Coleman, Chief Executive Officer, KCG. “As one KCG, our focus is on strategically blending human capital with superior technology to create flexible solutions that meet our clients’ evolving needs.”

Knight’s and GETCO’s legacy operations and offerings will be combined with limited changes to current products and services expected in the near term. KCG will formally launch operations under its new corporate identity on July 2, 2013, with a new website and brand, as well as a combined NYSE Designated Market Maker unit.

About KCG

KCG is a leading independent securities firm offering investors a range of services designed to address trading needs across asset classes, product types and time zones. The firm combines advanced technology with exceptional client service across market making, agency execution and venues. KCG has multiple access points to trade global equities, fixed income, currencies and commodities via voice or automated execution. www.kcg.com

Cautionary Note Regarding Forward Looking Statements

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These “forward-looking statements” are not historical facts and are based on current expectations, estimates and projections about the parties’ industry, management beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with: (i) the merger of Knight and GETCO, including, among other things, (a) difficulties and delays in integrating the Knight and GETCO businesses or fully realizing cost savings and other benefits, (b) the inability to sustain revenue and earnings growth, and (c) customer and client reactions; (ii) the August 1, 2012 technology issue at Knight that resulted in Knight’s broker-dealer subsidiary sending numerous erroneous orders in NYSE-listed and NYSE Arca securities into the market and the impact to Knight’s capital structure and business as well as actions taken in response thereto and consequences thereof; (iii) Knight’s ability to recover all or a portion of the damages that are attributable to the manner in which NASDAQ OMX handled the Facebook IPO; (iv) changes in market structure, legislative, regulatory or financial reporting rules; and (v) past or future changes to organizational structure and management. Readers should carefully review the risks and uncertainties disclosed in KCG’s and Knight’s reports with the SEC, including, without limitation, those detailed under “Certain Factors Affecting Results of Operations” and “Risk Factors” in Knight’s Annual Report on Form 10-K for the year-ended December 31, 2012 and in Knight’s Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2013, and in other reports or documents KCG files with, or furnishes to, the SEC from time to time and those detailed in the Joint Proxy Statement / Prospectus of KCG related to the merger of Knight and GETCO under the heading “Cautionary Statement Regarding Forward Looking Information” and “Risk Factors,” among others.

CONTACTS
Sophie Sohn Communications & Marketing 312 931 2299 media@kcg.com	Jonathan Mairs Investor Relations 201 356 1529 jmairs@kcg.com